                                                                   Page 10 of 25
                                                                   EXHIBIT 99(b)


                        KEYCORP STUDENT LOAN TRUST 1999-B
                              OFFICER'S CERTIFICATE


Bank One, National Association              Deutsche Bank Trust Company Americas
One Bank One Plaza, Suite 0126              fka, Bankers Trust Company
Chicago, IL 60670                           280 Park Avenue 9th Floor
Attn: Corporate Trust Administration        New York, NY 10017
Phone: (312) 407-0192                       Attn: Corporate Trust & Agency Group
Fax: (312) 407-1708                         Structured Finance
                                            Phone: (212) 454-4298
                                            Fax: (212) 454-2331

Key Bank USA, National Association
800 Superior Ave, 4th Floor
Cleveland, OH 44114
ATTN: Senior Vice President
Key Education Resources
Phone: (216) 828-9342
Fax: (216) 828-9417


Pursuant to Section 3.08 of the Subservicing Agreement between Key Bank USA, National Association as Master Servicer and Pennsylvania Higher Education Assistance Agency, as Subservicer, dated as of September 1, 1999 (the "Agreement"), the undersigned hereby certifies that (i) a review of the activities of PHEAA as Subservicer from January 1, 2002, through December 31, 2002, and of its performance under the Agreement has been made, and (ii) to the best of the undersigned's knowledge, based on the review, PHEAA as Subservicer has fulfilled all its obligations under the Agreement throughout such period.

The undersigned also hereby certifies that the Subservicer has disclosed to the Master Servicer and to the Trust's certified public accountants all significant deficiencies relating to the Subservicer's compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Agreement.


                                                PENNSYLVANIA HIGHER EDUCATION
                                                ASSISTANCE AGENCY, Subservicer


Date: March 14, 2003                            By: /s/ RICHARD E. WILLEY
                                                   -----------------------------
                                                   Name: Richard E. Willey
                                                   Title: President and CEO